EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the accompanying Annual Report on Form 10-K/A of Brainstorm Cell Therapeutics Inc. for the year ended December 31, 2010, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Annual Report on Form 10-K/A for the year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Annual Report on Form 10-K/A for the year ended December 31, 2010 fairly presents, in all material respects, the financial condition and results of operations.

December 28, 2011	/s/ Adrian Harel
	Name:	Adrian Harel
	Title:	Chief Executive Officer
(Principal Executive Officer)